UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2018

BLUELINX HOLDINGS INC.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 953-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01        Entry into a Material Definitive Agreement.

The disclosure under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02        Termination of a Material Definitive Agreement.

The disclosure under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01        Completion of Acquisition or Disposition of Assets.

On January 10, 2018, BlueLinx Holdings Inc. (the “Company”), through certain of its subsidiaries, completed four sale-leaseback transactions (the “Sale-Leaseback Transactions”) with affiliates of Brennan Investment Group (collectively, the “Buyer”). Pursuant to the Sale-Leaseback Transactions, the Company sold four of its warehouse facilities to the Buyer for an aggregate cash purchase price of $110 million. The Sale-Leaseback Transactions were completed pursuant to certain Purchase and Sale Agreements, each dated November 6, 2017, between certain subsidiaries of the Company and the Buyer, each as amended by an Amendment to Purchase Agreement, dated December 17, 2017 (collectively, the “Purchase and Sale Agreements”). In connection with the Sale-Leaseback Transactions, the Company also entered into long term leases on each of the four properties for fifteen-year initial terms with multiple renewal options of varying lengths. The four warehouse facilities are located in (i) Lawrenceville, Georgia, (ii) Bellingham, Massachusetts, (iii) Butner, North Carolina, and (iv) Frederick, Maryland.

On January 10, 2018, the Company used a portion of the sale proceeds from the Sale-Leaseback Transactions to pay off the remaining principal outstanding of approximately $97.85 million under the Company’s Loan and Security Agreement, dated as of June 9, 2006, by and among German American Capital Corporation and certain subsidiaries of the Company, as amended through the Seventeenth Amendment to Loan and Security Agreement, dated as of March 24, 2016 (as amended, the “Mortgage Loan Agreement”). Although the outstanding principal under the Mortgage Loan Agreement has been paid in full, the parties will continue to satisfy certain obligations thereunder after closing.

Other than in respect to the transactions discussed above, there are no material relationships between the parties to the Sale-Leaseback Transactions and the Company or any of its affiliates, directors, officers, or their associates.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Purchase and Sale Agreements, the form of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2018.

Item 9.01     Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description
99.1	Press Release dated January 10, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueLinx Holdings Inc.
(Registrant)

Dated: January 10, 2018	By:	/s/ Shyam K. Reddy
Shyam K. Reddy
Chief Administrative Officer, General Counsel, and Corporate Secretary